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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)


                                 March 19, 2002





                           THE PLASTIC SURGERY COMPANY


             (Exact name of registrant as specified in its charter)




         Georgia                       001-15431               58-2317410
         -------                       ---------               ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)


     509 E. Montecito Street, 2nd Floor, Santa Barbara, California    93103
     -------------------------------------------------------------    -----
              (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 963-0400


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Item 5. Other Events

The Plastic Surgery Company is experiencing increased cash flow liquidity issues due to the non-payment or slow payment of service fees by certain founding practices. If these funds are not collected in full in the next week the Company is in jeopardy of insolvency. Each practice that is creating these issues for the Company and its shareholders will be contacted over the next two days in order to prevent further hardship on the Company. The approximate total amount of the fees owed to the Company is $1,000,000.

Additionally, a number of the practices have sent default letters to the Company, which the Company strongly believes are without merit. The Company is currently addressing these claims during the 90-day cure period. We cannot guarantee the outcome of the efforts to cure under the default notices.









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE PLASTIC SURGERY COMPANY



March 19, 2002                             /s/ DENNIS CONDON
                                           ----------------------------------
                                           Dennis Condon
                                           President and Chief Executive Officer